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                                                                     EXHIBIT 3.3

                                    1834919
                                     FILED
                       In the office of the Secretary of
                        State of the State of California

                                  JUL 29 1994

                                  TONY MILLER
                           Acting Secretary of State

                            Articles of Incorporation

                                       of

                        Applied Surface Technology, Inc.

         1.       Name

                  The name of this corporation is Applied Surface Technology, Inc.

         2.       Purpose

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         3.       Agent for Service of Process

                  The name and address in the State of California of this corporation's initial agent for service of process is:

                  Shariar Moghaddam
                  1401 Floribunda Avenue, #308
                  Burlingame, CA 94010

         4.       Stock

                  This corporation is authorized to issue only one class of shares of stock, and the total number of shares which the corporation is authorized to issue is one million (1,000,000).

Dated: July 28, 1994                               /s/ Shariar Moghaddam
                                                   ---------------------
                                                   Shariar Moghaddam

         I hereby declare that I am the person who executed the foregoing articles of incorporation, which execution is my act and deed.

                                                   /s/ Shariar Moghaddam
                                                   ---------------------
                                                   Shariar Moghaddam

                                                                          [SEAL]